UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2023

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

In connection with a presentation to be made at an investor conference on January 10, 2023, Amneal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), reaffirms previously issued guidance with respect to the year ended December 31, 2022, which was previously issued on November 4, 2022 in connection with the Company’s third quarter 2022 results:

Full Year 2022 Financial Guidance
Net revenue	$2.15 billion - $2.25 billion
Adjusted EBITDA (1)	$500 million - $520 million
Adjusted diluted EPS (2)	$0.65 - $0.70
Operating cash flow (3)	$200 million - $225 million
Capital expenditures	$65 million - $75 million
Weighted average diluted shares outstanding (4)	Approximately 305 million

(1)

Includes 100% of EBITDA from the AvKARE acquisition. Beginning in the first quarter of 2022, the Company no longer excludes research and development (“R&D”) milestone expense from its non-GAAP financial measures.

(2)	Accounts for 35% non-controlling interest in AvKARE. Beginning in the first quarter of 2022, the Company no longer excludes R&D milestone expense from its non-GAAP financial measures
(3)

Represents cash provided by operating activities. Guidance does not contemplate one time and non-recurring items such as legal settlements and other discrete items. These amounts exclude anticipated cash payments this year of approximately $131 million related to the settlements and preliminary settlements of the Opana ER® antitrust litigation.

(4)	Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

The Company’s 2022 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, legal settlements, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

The forward-looking statements herein provide projected information based on the Company’s current estimates and expectations and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all year- and quarter-end close processes. The Company cautions investors that if the estimates, expectations or assumptions underlying the forward-looking statements contained herein prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, these forward-looking statements. Other factors that could cause actual results to differ materially from the forward-looking statements contained herein are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, as updated by the subsequent Form 10-Q and periodic filings with the SEC. The Company’s forward-looking statements speak only as of the date that such statements are made, and the Company undertakes no obligation to update forward-looking statements.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 2.02 and Item 7.01, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 7.01	Regulation FD Disclosure

The disclosure in Item 2.02 hereof is incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2023	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Anastasios Konidaris
	Name:	Anastasios Konidaris
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)